EXHIBIT 16.1


                           Larry O'Donnell, CPA, P.C.
                        2228 South Fraser Street, Suite 1
                                Aurora, CO 80014
                            TELEPHONE: (303) 745-4545




January 9, 2003

Securities and Exchange Commission
450 Fifth Street, N.W.
Washington, D.C.  20549

Re: AspenBio Inc.

We have read the statements  that we understand  AspenBio Inc will include under
Item 4 of the Form 8-K report it will file regarding the recent change of auditors. We agree with such statements made regarding my firm. We have no basis to agree or disagree with other statements made under Item 4.


/s/ Larry O'Donnell, CPA, P.C.
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Larry O'Donnell, CPA, P.C.